Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-225994) and Form S-8 (Nos. 333-126551, 333-151903, 333-174940, 333-190376, 333-198046, 333-206330, 333-217894 and 333-225998) of Savara Inc. of our report dated March 13, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

March 13, 2019